pingtan marine enterprise Reports unaudited FINANCIAL RESULTS

FOR its first quarter ended march 31, 2013

FUZHOU, China, May 14, 2013 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) a provider of dredging services in the People’s Republic of China (PRC) and territorial sea fishing globally, today announced its unaudited financial results for the first quarter of 2013.

Operating Highlights

•	Completed landmark business combination in February 2013, creating Pingtan Marine Enterprises, one of the largest U.S.-listed marine services operating company in China

•	Currently operates a fleet that consists of 9 dredgers and 40 fishing vessels (see attached asset table)

•	Dredging segment (“China Dredging”) continues transition to primary contractor with a backlog of $214.5 million as of March 31, 2013

•	Fishing segment (“Merchant Supreme”) reported 26.4% growth in revenues during Q1 2013 and launched 20 vessels during December 2012 (with revenues beginning to ramp up on those vessels in the second quarter of 2013)

First Quarter 2013 Financial Highlights (A)

($ in millions, except per share data)	3 months ended	3 months ended
	March 31, 2013	March 31, 2012
Dredging Services	$26.7	$59.5
Fishing	$19.7	$15.6
Total Revenue	$46.4	$75.1
Cost of Revenue	30.3	37.7
Gross Profit	16.1	37.3
Gross Profit Margin	34.7%	49.7%
Net Income	13.8	26.9
Basic and Diluted Weighted Average Shares Outstanding	79.1	79.1
EPS	$0.17	$0.34

Balance Sheet Highlights (A)

	3/31/2013	12/31/2012
Cash and Cash Equivalents	$206.1	$175.5
Total Current Assets	297.5	277.7
Total Assets	505.7	484.0
Working Capital	225.1	210.6
Total Long-term Debt	17.7	16.7
Shareholders’ Equity	415.6	400.3
Book Value Per Share	$5.25	5.06

(A) Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Limited) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2012, rather than on February 25, 2013.

Pingtan Marine Enterprise, Ltd.	Page 2
May 14, 2013

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, stated, “The last several weeks have been a monumental period in our Company’s history, as we believe our team has created a diversified entity in the global marine service market. We remain very optimistic about the growth opportunity in both of our dredging and fishing segments. We are very pleased to have generated strong cash flow from operations and profitability in our first quarter during a transitional period for our Company.”

Dredging Segment Operating and Financial Review

Mr. Zhuo continued, “In our dredging business, we continue to leverage our long-term customer relationships, many of whom have worked with China Dredging since its inception. One of our goals in the coming years will be to build upon this strong base of projects and further diversify by transitioning from a sub-contractor for projects in the PRC to the role of a general contractor. We have invested considerably in our Build-Transfer (BT) strategy, which will expand the pipeline and give China Dredging more control over its projects. Our first project in Kemen Industrial Zone of Lianjiang County, Fujian Province, began in January 2013 and is estimated to continue for 18 months. While this investment directly affected our first quarter financial results, as a result of incurring advanced payments with minimal revenue contribution, we expect to begin realizing the full impact from this project in the second quarter of 2013.”

For the three months ended March 31, 2013, revenue from our dredging services decreased to $26.7 million from $59.5 million in the same period last year. This was primarily as a result of decreased dredging volume caused by the Company’s termination of the leasing agreement for three dredgers in July 2012 and one in December 2012, as these four dredgers were not fit for the Company’s new BT project, which has a higher unit price. In addition, four of the Company’s vessels working on a project in northern China were operated at only 30% of their dredging capacity due to unusually inclement weather conditions during the first quarter of 2013. The Company does not believe there will be any impact in future quarters; however, as a result of these factors, China Dredging completed 12.7 million cubic meters of dredging volume in the first quarter of 2013 compared to 32.5 million in the same period last year, a decrease of 60.9%. As of March 31, 2013, the Company has a backlog of $214.5 million, which included $15.6 million in new contracts for the first quarter of 2013.

Fishing Segment Operating and Financial Review

Mr. Zhuo continued, “We are very pleased with the development of our fishing business, and are currently selling approximately 30 different species of fish, primarily from India and Indonesia, to over 300 distributors and retailers. We currently own and operate 38 single trawling vessels and 2 drift netters. Our goal in the coming months is to continue to opportunistically purchase assets and expand our fleet while diversifying our customer base.”

In the first quarter of 2013, The Company’s revenue from its fishing business increased by 26.4% to $19.7 million compared to $15.6 million in the same period last year. The Company also acquired 20 new fishing vessels in 2012, which began operation in December 2012 and began operating at full capacity in the current second quarter of 2013 after a breaking in period. The Company and the Company’s independent directors have also agreed with Mr. Zhuo, that $48.3 million (due to the Company in accordance with the terms of the share purchase agreement pursuant to which the Company acquired its fishing business) can be repaid with fishing vessels from Fujian Honglong Ocean Fishery Co., Ltd., or Hong Long, a Company owned by Mr. Zhuo. Hong Long’s fishing vessels currently have licenses that will enable the Company’s fishing business to increase its harvest volume, revenue and net income rapidly. The fair value of such fishing vessels to be contributed to the Company will be determined by an independent appraisal company hired by the independent directors of Pingtan’s Board of Directors. On May 13, 2013, Pingtan entered into an engagement letter with BMI Appraisals Limited for the performance of such appraisals, which it expects to complete in the next two months.

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May 14, 2013

Consolidated Financial Review

Revenues

The Company reported revenues during the period of $46.4 million, compared to $75.1 million for the same period in 2012. An increase in the revenues from the Company’s fishing business was offset by lower volume from the Company’s dredging business.

Gross Margin

The Company’s gross margin decreased to 34.7% in the quarter ended March 31, 2013 from 49.7% for the same period last year, principally due to lower gross margins for the dredging segment. The Company incurred $4.1 million in advanced fees during the period as part of reclamation for its BT project. These advanced payments were included in cost of goods sold. In addition, the Company incurred lower margins in its fishing segment, as 20 vessels launched by the Company in December 2012 did not immediately operate at full capacity.

Selling, General & Administrative Expenses

Total selling, general and administrative expenses were $1.6 million for the three months ended March 31, 2013, or 3.4% of total revenue, compared to $2.7 million, 3.6% of total revenue, for the same in 2012.

Net Income

Net income for the three months ended March 31, 2013 was $13.8 million, or $0.17 per basic and diluted share, compared to $26.8 million, or $0.34 per basic and diluted share, in the same period in 2012.

Outlook for 2013

Mr. Zhuo concluded, “We benefit from having a team of dedicated employees that has considerable experience in operating an integrated company, and believe that we have the right management team in place to continue developing both segments of our business. The Company’s financial position is very strong, with approximately $206 million in cash as of March 31, 2013 and cash from operations during the period of $31.5 million. We expect to leverage this free cash flow to continue growing our fleet of fishing vessels and expanding our dredging capabilities as a general contractor. We look forward to the future with confidence and will keep shareholders apprised of our progress.”

About Pingtan

Pingtan is a marine enterprises group, engaging in dredging services and ocean fishing through two wholly-owned subsidiaries, China Dredging Group, or CDGC, and Merchant Supreme, and their respective PRC operating subsidiaries, Fujian Xing Gang Port Service Co., Ltd., or Fujian Service, PingTan XingYi Port Service Co., Ltd., or PingTan XingYi and Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Pingtan Marine Enterprise, Ltd.	Page 4
May 14, 2013

Fujian Service provides specialized dredging services exclusively to the PRC marine infrastructure market and is, based on the number and capacity of the dredging vessels it operates, one of the leading independent (not state-owned) providers of such services in the PRC. Since its inception, it has functioned exclusively as a specialist subcontractor, performing dredging services for other companies licensed to function as general contractors. PingTan XingYi’s Build-Transfer (“BT”) strategy, commenced in 2012, is expected to expand the pipeline and provide more control over its projects as it assumes the role of a general contractor.

Pingtan Fishing primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. Pingtan Fishing is a growing fishing company and provider of high quality seafood in the PRC.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These include statements regarding Pingtan’s ability to accelerate growth of its business segments, Pingtan’s future financial position, the impact of weather on the dredging business, diversification of customer base, and leverage of free cash flow, Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Adam Prior, Senior Vice President

(212) 836-9606

aprior@equityny.com

In China

Katherine Yao, Associate

86 10 6587 6435

kyao@equityny.com

Pingtan Marine Enterprise, Ltd.	Page 5
May 14, 2013

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2013	2012 (A)

Revenue	$46,408,547	$75,055,734

Cost of revenue	(30,314,630)	(37,731,229)

Gross profit	16,093,917	37,324,505

Selling and marketing expenses	(194,688)	(209,674)
		.
General and administrative expenses	(1,407,815)	(2,472,715)

Operating income	14,491,414	34,642,116

Other income/(expense)
Subsidy income	35,387	-
Interest income	170,132	150,269
Interest expenses	(685,377)	(464,614)
Sundry income	2,003	-
Gain on foreign exchange, net	207,984	51,538
Gain/(loss) on derivative	1,764,249	(192,957)
Total other income/(expense)	1,494,378	(455,764)

Income before income taxes	15,985,792	34,186,352

Income tax expense	(2,203,251)	(7,329,896)

Net income	$13,782,541	$26,856,456

Earnings per ordinary share
- Basic and diluted	$0.17	$0.34

Weighted average number of ordinary shares outstanding
- Basic and diluted	79,055,053	79,055,053

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May 14, 2013

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(IN US DOLLARS)

	For the Three Months Ended March 31,
	2013	2012 (A)

Net income	$13,782,541	$26,856,456

Other comprehensive income
Foreign currency translation gain	1,552,499	92,635
Total comprehensive income	$15,335,040	$26,949,091

(A) Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Limited) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2012, rather than on February 25, 2013.

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May 14, 2013

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	March 31, 2013	December 31, 2012
	(Unaudited)	(A)

Assets
Current assets
Cash	$206,108,221	$175,488,715
Notes receivable (banker's acceptances)
transferred from related parties	-	3,645,817
Accounts receivable - third parties	6,594,416	34,924,685
Cost and estimated earnings in excess of billings
on contracts in progress	9,531,476	8,133,021
Other receivables	8,868,730	34,074
Advance to related parties	60,318,092	49,802,821
Prepaid expenses	1,444,979	410,966
Inventories	4,647,929	5,223,984
Total current assets	297,513,843	277,664,083

Other assets
Prepaid other deposits	4,830	4,430
Prepaid dredger deposits	23,346,429	23,274,105
Security deposits	21,204,998	25,087,880
Long-term investment	3,381,207	3,328,789
Deposit on setting up of Joint Venture	-	6,090,302
Deposit for BT project	67,060,604	66,852,860
Dredger, fishing vessel, motor vehicle, machinery and equipment, net	93,225,303	81,707,388
Total other assets	208,223,371	206,345,754

Total assets	$505,737,214	$484,009,837

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May 14, 2013

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - CONTINUED

(IN U.S. DOLLARS)

	March 31, 2013	December 31, 2012
	(Unaudited)	(A)

Liabilities and equity
Current liabilities
Short-term loans	$12,020,599	$25,169,260
Long-term loans - current portion	7,499,034	8,094,308
Accounts payable - third parties	7,462,804	3,761,149
Accounts payable - related parties	4,956,093	5,765,632
Advance from related parties	19,147,153	714,177
Derivative liability	-	1,764,249
Receipt in advance - third parties	793,244	-
Receipt in advance - related parties	4,908,426	12,681,102
Income tax payable	1,584,914	5,333,519
Accrued liabilities and other payables	4,645,682	3,738,134
Deferred income	9,410,382	-
Total current liabilities	72,428,331	67,021,530

Other liabilities
Long-term loans, net of current portion	17,674,857	16,689,321
Total other liabilities	17,674,857	16,689,321
Total liabilities	90,103,188	83,710,851

Shareholders' equity
Ordinary shares, 225,000,000 shares authorized with $0.001 authorized with $0.001 per share; 79,055,053 shares issued and outstanding as of March 31, 2013 and December 31, 2012	79,055	79,055
Statutory reserves	19,481,703	19,386,642
Additional paid-in capital	141,381,098	141,381,098
Retained earnings	230,911,700	217,224,220
Accumulated other comprehensive income	23,780,470	22,227,971
Total shareholders’ equity	415,634,026	400,298,986

Total liabilities and shareholders' equity	$505,737,214	$484,009,837

(A) Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Limited) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2012, rather than on February 25, 2013.

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May 14, 2013

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2013	2012 (A)

Cash flows from operating activities
Net income	$13,782,541	$26,856,456
Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation of dredger, fishing vessel, motor vehicle, machinery and equipment	2,648,376	2,701,825
(Gain)/loss on derivative	(1,764,249)	192,957

Changes in operating assets and liabilities
Accounts receivable - third parties	28,555,829	2,247,242
Accounts receivable - related parties	-	(2,168,154)
Cost and estimated earnings in excess of billings on contracts in progress	(1,371,834)	6,956,820
Other receivables	(8,825,504)	(24,668)
Prepaid expenses	(1,026,911)	3,703,227
Inventories	594,162	(1,593,977)
Accounts payable - third parties	3,685,453	750,194
Accounts payable - related parties*	5,280,689	4,822
Receipt in advance - third parties	792,465	(1,162,810)
Receipt in advance – related parties*	(7,964,540)	-
Income tax payable	(3,761,484)	(958,004)
Accrued liabilities and other payables	883,230	(1,260,362)
Net cash provided by operating activities	31,508,223	36,245,568

Cash flows from investing activities
Deposit paid for other fixed assets	(386)	-
Changes in security deposits	3,956,956	-
Proceeds from deferred income**	9,401,148	-
Purchase of dredger, fishing vessels, motor vehicle machinery and equipment	(13,342,866)	(1,587,377)
Advance to related parties	(9,962,327)	(9,096,655)
Net cash used in investing activities	(9,947,475)	(10,684,032)

Cash flows from financing activities
Proceeds from short-term loans	9,727,422	9,117,597
Repayment of short-term loans	(23,259,126)	(7,607,248)
Advance from related parties	22,355,241	12,330,083
Net cash provided by financing activities	8,823,537	13,840,432

Net increase in cash	30,384,285	39,401,968

Effect of exchange rate	235,221	(32,402)

Cash at the beginning of period	175,488,715	114,204,340

Cash at the end of period	$206,108,221	$153,573,906

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May 14, 2013

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) - CONTINUED

(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2013	2012 (A)

Supplemental disclosure of cash flow information:
Cash paid:
Income tax paid	$5,964,685	$8,287,901

Interest paid	$685,377	$464,614

Supplemental disclosures of non-cash transactions:
Deferred income	$7,550,451	$-

*Note 1: Deposit on setting up Joint Venture netted off with accounts payable – related parties.

**Note 2: Deferred income relates to government grants to construct new fishing vessels.

(A) Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Limited) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2012, rather than on February 25, 2013.

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May 14, 2013

Pingtan Marine Enterprises, Ltd. Asset Summary

Pingtan Dredgers (as of March 31, 2013)

Trailer suction hopper dredger	Capacity (cubic meters per hour)	Leased/Owned	Purchase/Lease Date
Hengshengjun #88	3500	Leased	January 2008
Liya #10	6500	Leased	June 2010

Non-Self-Propelling Cutter Suction Dredgers	Capacity (cubic meters per hour)	Leased/Owned	Purchase/Lease Date
Xinggangjun #3	2000	Owned	May 2008
Xinggangjun #66	3500	Owned	March 2008
Xinggangjun #6	2500	Owned	May 2008
Xinggangjun #9	2500	Owned	June 2008 (1)
Honglinjun #19	3800	Leased	April 2011

Grab dredgers	Capacity (cubic meters per hour)	Leased/Owned	Purchase/Lease Date
Hengshunda #1	350	Leased	June 2011
Hengshengjun #10 (formerly known as Liya #2)	350	Leased	June 2011

(1) Company commenced leasing Xinggangjun #9 in June 2008 and acquired it in January 2011.

Pingtan Fishing Vessels (as of March 31, 2013)

Trawlers	Fishing Area	Carrying Tonnage	Capacity (KW)
FuYuanYu 135	India	264	441
FuYuanYu 136	India	264	441
FuYuanYu 137	India	264	441
FuYuanYu 138	India	264	441
FuYuanYu 139	India	264	441
FuYuanYu 140	India	264	441
FuYuanYu 151	Indonesia	230	441
FuYuanYu 152	Indonesia	230	441
FuYuanYu 155	Indonesia	272	441
FuYuanYu 156	Indonesia	274	441
FuYuanYu 725	Indonesia	297	698
FuYuanYu 726	Indonesia	297	698
FuYuanYu 727	Indonesia	297	698
FuYuanYu 728	Indonesia	297	698
FuYuanYu 729	Indonesia	297	698
FuYuanYu 730	Indonesia	297	698
FuYuanYu 731	Indonesia	297	698
FuYuanYu 732	Indonesia	297	698
FuYuanYu 733	Indonesia	297	698
FuYuanYu 734	Indonesia	297	698
FuYuanYu 735	Indonesia	236	368
FuYuanYu 736	Indonesia	236	368
FuYuanYu 737	Indonesia	192	441
FuYuanYu 738	Indonesia	192	441
FuYuanYu 739	Indonesia	292	810
FuYuanYu 740	Indonesia	292	810
FuYuanYu 741	Indonesia	292	810
FuYuanYu 742	Indonesia	292	810
FuYuanYu 743	Indonesia	292	810
FuYuanYu 745	Indonesia	292	810
FuYuanYu 746	Indonesia	292	810
FuYuanYu 747	Indonesia	292	810
FuYuanYu 748	Indonesia	292	810
FuYuanYu 749	Indonesia	292	810
FuYuanYu 750	Indonesia	270	441
FuYuanYu 751	Indonesia	270	441
FuYuanYu 791	Indonesia	266	552
FuYuanYu 792	Indonesia	266	552
Drifters
FuYuanYu 793	Indonesia	210	287
FuYuanYu 794	Indonesia	207	434